Exhibit 23.1

DAVIDSON & COMPANY                  A Partnership of Incorporated Professionals
                                    -------------------------------------------
                             Chartered Accountants



                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Bullet Environmental Technologies, Inc. on Form S-8 of our report dated May 18, 2001 appearing in the Annual Report of Form 10-KSB of Bullet Environmental Technologies, Inc. for the year ended February 28, 2001 and to the reference of us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



                                                           "DAVIDSON & COMPANY"

Vancouver, Canada                                         Chartered Accountants

December 19, 2001




                         A Member of SC INTERNATIONAL
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         1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre,
                        Vancouver, BC, Canada, V7Y 1G6
                 Telephone (604) 687-0947  Fax (604) 687-6172

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